Exhibit 5.1

                    [Letterhead of Roberts, Sheridan & Kotel]

                                                December 21, 1999

MonsterDaata.com, Inc.
115 Stevens Avenue
Valhalla, NY 10595

                             MonsterDaata.com, Inc.
                            Registration on Form SB-2

Dear Sirs:

            We have acted as counsel for MonsterDaata.com, Inc., a Delaware corporation (the "Issuer"), in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on December 21, 1999, Registration Number 333-93511, under the Securities Act of 1933 (the "Act") for the registration under the Act of the following securities of the Issuer:

      (i) 2,000 shares of currently outstanding common stock, par value $.01 per share ("Common Stock");

      (ii) 692,570 shares of Common Stock issuable upon conversion of shares of Series A Cumulative Convertible Preferred Stock, par value of $.01 per share (the "Series A Preferred Stock"); and

      (iii) 349,275 shares of Common Stock issuable upon the exercise of certain warrants to purchase Common Stock (the "Warrants").

            In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certificates of public officials and corporate records, instruments and documents of or affecting the Issuer, including (i) the Certificate of Incorporation of the Issuer, as amended to date; (ii) the Bylaws of the Issuer, as amended to date; (iii) resolutions adopted by the Board of Directors of the Issuer; (iv) the Certificate of Designations for the Series A Preferred Stock filed with the Secretary of State of the State of Delaware on October 22, 1999 (the "Certificate"); (v) a form of specimen stock certificate for the Common Stock; (vi) a form of specimen stock certificate for the Series A Preferred Stock; (vii) forms of the Warrants and
(viii) execution copies of the purchase agreements for the Series A Preferred Stock included in the Registration Statement.
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            In rendering our opinion, we have relied, as to matters of fact, upon representations and warranties of the Issuer and upon such certificates and other instruments of officers of the Issuer and public officials as we have deemed necessary or appropriate for the purpose of rendering this opinion, in each case without independent investigation or verification. Additionally, without any independent investigation or verification, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies, (iii) the authority of all persons signing any document other than the officers of the Issuer, where applicable, signing in their capacity as such, (iv) the enforceability of all the agreements and instruments we have reviewed in accordance with their respective terms against the parties thereto, and (v) the truth and accuracy of all matters of fact set forth in all agreements, certificates and other instruments furnished to us.

            Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

            1. The 2,000 currently outstanding shares of Common Stock which have been included for resale under the Registration Statement are validly issued, fully paid and nonassessable shares.

            2. Up to 692,570 shares of Common Stock issuable upon conversion of the Series A Preferred Stock have been duly authorized for issuance, and when issued upon conversion by the holders of the Series A Preferred Stock in accordance with the provisions set forth in the Certificate such shares of Common Stock will be validly issued, fully paid and nonassessable.

            3. Up to 349,275 shares of Common Stock issuable upon exercise of the Warrants have been duly authorized for issuance, and when issued upon exercise of the Warrants by the holders in accordance with the terms set forth therein (including the provisions regarding payment of the applicable exercise price by the holders or the use of the cashless exercise provisions contained therein) such shares of Common Stock will be validly issued, fully paid and nonassessable.

            Members of this Firm are admitted to practice law only in the State of New York and do not purport to be experts on, and are not expressing any opinion with respect to, any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. As set forth in more detail in the Registration Statement, this Firm and certain of its employees own shares of Common Stock, Series A Preferred Stock and Warrants.

            We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to us under the heading "Legal Counsel" in the Prospectus included in Part I of the Registration Statement.

                                        Very truly yours,


                                        /s/ Roberts, Sheridan & Kotel,
                                        a Professional Corporation